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                                                                 Exhibit 4(s)







                    ENDORSEMENT TO MAKE CONTRACT NONTRANSFERABLE



     Notwithstanding any other provision of this Contract, the Owner may not transfer any portion of his interest in this Contract to any person other than the Company.

     Signed for The Franklin Life Insurance Company at Springfield, Illinois.


                                             Secretary






Form 4840